                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                                 SYSTEMIX, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of common stock, par value $.01 per share (the "Common Stock"), of SyStemix, Inc., a Delaware corporation (the "Shares"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to ChaseMellon Shareholders Services, L.L.C., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in
Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. See "THE TENDER OFFER --
Section 3. Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

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
              BY MAIL:                 BY FACSIMILE TRANSMISSION:     BY HAND/BY OVERNIGHT DELIVERY:
  ChaseMellon Shareholder Services,    (FOR ELIGIBLE INSTITUTIONS   ChaseMellon Shareholder Services,
               L.L.C.                            ONLY)                            L.L.C.
      Reorganization Department              (201) 329-8936             Reorganization Department
            P.O. Box 798                 CONFIRM BY TELEPHONE:                 120 Broadway
           Midtown Station                   (201) 296-4209                     13th Floor
         New York, NY 10018                                                 New York, NY 10271
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    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION
OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

    The undersigned hereby tenders to Novartis Biotech Holding Corp., a Delaware corporation and an indirect wholly owned subsidiary of Novartis Inc., a corporation organized under the laws of Switzerland, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 17, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described under "THE TENDER OFFER--Section 3. Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase.

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
Number of Shares:                                             SIGNATURE(S) OF HOLDER(S)
Certificate Nos. (If Available):

                                                              Dated:  , 1997
                                                              Name(s) of Holders:
                                                                                  PLEASE TYPE OR PRINT
Check box if Shares will be
delivered by book-entry transfer:
                                                                                        ADDRESS

/ / The Depository Trust Company                                                                                  ZIP CODE
/ / Midwest Securities Trust Company
/ / Philadelphia Depository Trust Company                                     AREA CODE AND TELEPHONE NO.
Account No.
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
                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member of the Medillion Signature Guarantee Program, guarantees to deliver to the Depositary, at one of its addresses set forth above, Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, the Midwest Securities Trust Company or the Philadelphia Depository Trust Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, and any other required documents, all within three National Association of Securities Dealers Automated Quotation--National Market System trading days of the date hereof.

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
                       NAME OF FIRM                                             AUTHORIZED SIGNATURE
                          ADDRESS                                                       TITLE
                                                                                        Name:
                                                   ZIP CODE                     PLEASE TYPE OR PRINT
                AREA CODE AND TELEPHONE NO.                                        Dated:  , 1997
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                DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
       SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.